                                                                    EXHIBIT 21.1

                            LIST OF SUBSIDIARIES/1/

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                                                                         OWNERSHIP
                                                     GOVERNING          INTEREST OF
                     NAME                          JURISDICTION         THE COMPANY
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
Bay Asset Funding Corporation                        Delaware                100%
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DC Belgium Pension Fund (ASBL)                        Belgium                100%
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DC Krafft S.A.                                         Spain                  65%
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DC Liquid System Technologies, Inc.                  Delaware                100%
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DC STI S.A.                                           France                 100%
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Devonshire Underwriters Ltd.                          Bermuda                100%
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Dow Corning de Argentina S.A.I.C./2/                 Argentina                95%
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Dow Corning Asia Ltd.                                  Japan                 100%
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Dow Corning Australia Pty, Ltd.                      Australia               100%
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Dow Corning Do Brazil Limitada /2/                    Brazil                99.9%
     SIL Trade Industria E Commercio Ltda.            Brazil                  49%
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Dow Corning Canada, Inc.                              Canada                 100%
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Dow Corning Chile S.A./2/                              Chile                  60%
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Dow Corning China Limited                            Hong Kong               100%
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Dow Corning de Colombia, S.A./3/                     Colombia                 60%
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Dow Corning Construction S.A.                         France                 100%
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Dow Corning Enterprises Inc.                         Delaware                100%
     Dow Corning Polska Sp.zo.                        Poland                 100%
     Universal Silicones and Lubricants Ltd.           India                49.9%
     Dow Corning (Shanghai) Co., Ltd.                  China                 100%
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Dow Corning Foreign Sales Corporation /5/       U.S. Virgin Islands           50%
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Dow Corning France S.A.                               France                 100%
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Dow Corning GesmbH (Austria)                          Austria                100%
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Dow Corning GmbH (Weisbaden)                          Germany                100%
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Dow Corning Iberica S.A.                               Spain                 100%
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Dow Corning Investment S.A.                           Belgium                100%
     Dow Corning Coordination Center S.A.             Belgium                100%
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Dow Corning Korea Ltd.                              South Korea              100%
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Dow Corning Limited                               United Kingdom             100%
     Dow Corning Hansil, Ltd./4/                      England               99.9%
     Dow Corning STI Limited                          England                100%
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Dow Corning Malaysia Sdn. Bhd.                       Malaysia                100%
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

                                     E-21.1

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                                                                         OWNERSHIP
                                                     GOVERNING          INTEREST OF
                     NAME                          JURISDICTION         THE COMPANY
--------------------------------------------------------------------------------------
Dow Corning de Mexico S.A. de C.V./2/                 Mexico                99.9%
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Dow Corning New Zealand Ltd.                        New Zealand              100%
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Dow Corning Nordic AB                                 Sweden                 100%
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Dow Corning Puerto Rico, Inc.                       Puerto Rico              100%
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Dow Corning S.A.                                      Belgium                100%
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Dow Corning Silicon Energy Systems, Inc.             Delaware                100%
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Dow Corning Singapore Pte. Ltd.                      Singapore               100%
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Dow Corning S.p.A.                                     Italy                 100%
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Dow Corning STI, Inc.                                Delaware                100%
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Dow Corning Taiwan Inc.                               Taiwan                 100%
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Dow Corning (Thailand) Ltd.                          Thailand                100%
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Dow Corning Toray Silicone Co., Ltd.                   Japan                  65%
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Dow Corning de Venezuela S.A./2/                     Venezuela              99.9%
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Hemlock Semiconductor Corporation                    Michigan              63.25%
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SDC Technologies, Inc.                               Delaware                 50%
     SDC Coatings, Inc.                              Delaware                 50%
     Applied Hardcoating Technologies, Inc.          Delaware                 50%
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Site Services, Inc.                                  Delaware                100%
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Wickhen Products of Delaware, Inc.                   Delaware                100%
     Recon Associates Inc.                           Delaware                100%
     Wickhen Products, Inc.                          Wisconsin               100%
     Agron, Inc.                                     Delaware                100%
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

______________

     1. Entities the names of which are indented are owned by the subsidiary or joint venture company named at the margin; ownership interest indicated is the indirect ownership interest of the Company.

     2.   Remaining ownership interest held by Dow Corning Canada, Inc.

     3. Each of Dow Corning Do Brazil Limitada, Dow Corning de Argentina S.A.I.C., Dow Corning Canada, Inc. and Dow Corning de Mexico S.A. de C.V. hold a 10% ownership interest.

     4. Remaining ownership interest held by an individual nominated by the Company.

     5.   50% ownership interest held by Hemlock Semiconductor Corporation.

                                     E-21.2